EXHIBIT 99.1

NEWS RELEASE

For Immediate Release	Contacts: Steve Teng, Financial Analyst
(818) 949-5378
Leigh Parrish, Financial Dynamics
(212) 850-5651
Rachel Albert, Financial Dynamics
(212) 850-5706

SPORT CHALET REPORTS THIRD QUARTER FISCAL 2006 RESULTS

•	Sales increase 3.7% for the quarter
•	Same store sales decrease 1.8%, increase 3.0% excluding winter-related merchandise
•	Expands into Arizona market with three stores
•	Opens 40th store located in South Orange County
•	Company announces four senior management promotions in information technology, logistics, inventory management and merchandising

Los Angeles, California, February 7, 2006 - Sport Chalet, Inc. (Nasdaq: SPCHA, SPCHB) today announced the results for its third quarter of fiscal 2006 ended December 31, 2005.

Craig Levra, Chairman and CEO, stated, “We are pleased with our performance for the quarter. We are beginning to see benefits from our overall strategy of being less weather and geography dependent despite a challenging comparison to last year’s all-time record quarter. While we experienced a same store sales and earnings decrease, we are encouraged by the 3.0% growth in our core non-winter business on top of last year’s 3.4% increase. In addition, our Northern California and Nevada stores continue to improve, setting the stage for future growth. I am also happy with the performance of our team in successfully opening three new stores in Arizona, marking Sport Chalet’s entrance into its third state, while finishing the quarter with zero debt.”

Third Quarter Results
Sales increased 3.7% from $96.1 million for the three months ended December 31, 2004 to $99.7 million for the same period this year, with sales from six new stores contributing $5.4 million, or 5.5% of the increase. Same store sales decreased 1.8% for the quarter following last year’s record winter weather conditions which increased customer traffic. Excluding winter-related merchandise, same store sales increased 3.0% for the quarter following a 3.4% increase for the same quarter last year. Three new stores were opened in the third quarter of fiscal 2006 compared to three new stores opened in the third quarter of fiscal 2005.

Gross profit decreased as a percent of sales from 32.5% for the three months ended December 31, 2004 to 31.9% for the same period this year. The decrease was primarily due to higher rent expenses for new stores opened during the quarter. Selling, general and administrative expenses increased as a percent of sales from 25.9% in the third quarter of fiscal 2005 to 26.5% in the third quarter of fiscal 2006. The increase is related to greater advertising expenses for the holiday season and new store openings.

Net income was $3.7 million, or $0.26 per diluted share, for the three months ended December 31, 2004 compared to $3.0 million, or $0.22 per diluted share, for the same period this year.

“We remain focused on a disciplined expansion of our business as well as in-store systems and customer initiatives aimed at strengthening the Company. Our 10% sales growth and 12% earnings increase year-to-date, excluding the effects of the recapitalization, are a reflection of the hard work and dedication of our employees, our unique store concept and our ability to meet the needs of our customers.”

Nine Month Results
Sales increased 10.1% from $230.3 million for the nine months ended December 31, 2004 to $253.5 million for the same period this year, with sales from eight new stores contributing $20.1 million, or 8.1% of the increase. Same store sales increased 1.3% for the nine-month period. Three new stores were opened in the first nine months of fiscal 2006 compared to five new stores opened in the first nine months of fiscal 2005.

Gross profit increased as a percent of sales from 31.0% for the nine months ended December 31, 2004 to 31.2% for the same period this year. SG&A as a percent of sales for the nine-month period was 30.5%, including $8.7 million related to the recapitalization which occurred in the second quarter of fiscal 2006. This compares to 26.9% for the nine months ended December 31, 2004. Excluding the effect of the recapitalization, SG&A as a percent of sales was 27.1% in the nine months ended December 31, 2005.

Net loss for the nine months ended December 31, 2005 was $1.7 million, or $0.13 per diluted share, which includes the after-tax charge of $7.8 million, or $0.55 per diluted share, related to the recapitalization. Excluding the effect of the recapitalization, net income increased from $5.4 million, or $0.38 per diluted share, for the nine months ended December 31, 2004 to $6.1 million, or $0.44 per diluted share, for the same period this year.

New Store Openings
During the third quarter ended December 31, 2005, Sport Chalet expanded into its third state with the opening of three stores in Arizona. In addition, the Company opened its 40th store in the Foothill Ranch Town Center in South Orange County, California last week and expects to open a new store in Thousand Oaks, California this spring. The Company continues to anticipate additional store expansion, with four to eight stores planned for fiscal 2007, assuming timely construction by prospective landlords.

Management Promotions
The Company also announced today that it has made the following management promotions in recognition of each manager’s hard work and recent achievements in their departments:

▪
Steve Belardi has been promoted to Vice President - Logistics. Mr. Belardi joined Sport Chalet in 2001 as Director of Warehouse Operations and Logistics. Mr. Belardi was instrumental in the Company’s distribution facility upgrade in 2002 and has led efforts to significantly reduce the Company’s expenses related to logistics. His responsibilities remain as analysis of freight processes and overseeing warehouse operations.

▪
Jason Gautereaux has been promoted to Vice President - Inventory Management. Mr. Gautereaux joined Sport Chalet in 1990 as a store sales associate and has since held positions in buying, SCUBA operations, store and inventory management, most recently serving as Director of Inventory Management. He played a key role in the implementation of the Company’s first inventory replenishment system in 2001. His responsibilities include overseeing all aspects of inventory management including merchandise planning, allocation and replenishment.

▪
Ted Jackson has been promoted to Vice President - Information Technology and Chief Information Officer. Mr. Jackson served as Director of Information Systems since joining the Company in 1999 and has been responsible for significant upgrades to the Company’s infrastructure platforms. His current responsibilities, which will not change from his previous position, include overseeing the areas of systems planning, support services and security, as well as facilities and system implementation.

▪
Linda Obermeyer has been promoted to Vice President - Merchandising from Divisional Merchandise Manager of Footwear and Apparel. Ms. Obermeyer joined Sport Chalet in 1998 as a senior buyer in apparel. In her new role, she will be responsible for the planning and directing of buying activities of all merchandise categories as well as working closely with key vendors to achieve the Company’s desired objectives.

Craig Levra, Chairman and CEO, stated, “Sport Chalet has achieved many milestones over the last year, including entering its third state with the opening of three stores, generating new record sales levels and completing our recapitalization. This was in no small part due to the dedication and strength of our employees. Each of the promoted managers has played a key role in the recent expansion of our Company and we are pleased to recognize these achievements with their promotions. We are grateful for their contributions to date and believe that our Company will continue to build on our success under their guidance.”

Conference Call and Webcast
Sport Chalet will host a conference call and audio webcast today at 2:00 p.m. (Pacific) to discuss financial results for the third quarter. The conference call can be accessed by dialing 800-821-1449 or via audio webcast at: www.earnings.com. A replay will be available through February 21, 2006 by dialing 877-519-4471 (passcode 6950948) and an archive of the webcast will be available for 90 days following the conclusion of the conference call.

About Sport Chalet, Inc.
Sport Chalet, founded in 1959 by Norbert Olberz, is a leading operator of full service specialty sporting goods stores in California, Nevada and Arizona. The Company offers over 40 services for the serious sports enthusiast, including backpacking, canyoneering, and kayaking instruction, custom golf club fitting and repair, ski rental and repair, SCUBA training and certification, SCUBA boat charters, team sales, racquet stringing, and bicycle tune-up and repair throughout its 40 locations. The address for Sport Chalet’s web site is www.sportchalet.com.

Disclosure Regarding Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the competitive environment in the sporting goods industry in general and in the Company’s specific market areas, inflation, the challenge of implementing the Company’s expansion plans and maintaining its competitive position, changes in costs of goods and services, the weather and economic conditions in general and in specific market areas. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.

Non-GAAP financial measures
To supplement consolidated financial statements presented in accordance with GAAP, non-GAAP financial measures are used as the compensation, and other expenses related to the recapitalization plan are not expected to reoccur and their exclusion provides a consistent comparison to past results. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures,” included at the end of this release.

SPORT CHALET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three months ended		Nine months ended
	December 31,		December 31,
	2005	2004	2005	2004

Net sales	$99,664,450	$96,123,947	$253,541,108	$230,270,247
Cost of goods sold, buying and occupancy costs	67,921,588	64,877,651	174,536,379	158,958,523
Gross profit	31,742,862	31,246,296	79,004,729	71,311,724

Selling, general and administrative expenses	26,435,121	24,905,999	77,282,595	61,982,732
Income from operations	5,307,741	6,340,297	1,722,134	9,328,992

Interest expense	(174,392)	(145,842)	(189,428)	(236,749)
Income before taxes	5,133,349	6,194,455	1,532,706	9,092,243

Income tax provision	2,084,318	2,475,795	3,257,736	3,642,912
Net income (loss)	$3,049,031	$3,718,660	$(1,725,030)	$5,449,331

Class A and Class B earnings (loss) per share:
Basic	$0.22	$0.28	$(0.13)	$0.41
Diluted	$0.22	$0.26	$(0.13)	$0.38

Weighted average number of Class A and Class B common shares outstanding:
Basic	13,583,786	13,351,068	13,468,942	13,359,262
Diluted	14,179,348	14,452,714	13,468,942	14,424,068
_________________
The recapitalization plan approved by the Company’s stockholders included the transfer of stock from the Company’s founder to certain members of management with a resulting charge to selling, general and administrative expenses of $8.7 million, primarily related to stock compensation, and a reduction to net income of $7.8 million for the nine month period ended December 31, 2005. In addition, all share and per share information has been adjusted to reflect the reclassification and stock dividend as discussed in footnote 1.

SPORT CHALET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2005	2005
	(Unaudited)
Assets
Current assets:
Cash	$1,621,833	$6,176,689
Accounts receivable, less allowance of $190,000 at December 31, 2005 and $182,000 at March 31, 2005	3,983,134	1,462,042
Merchandise inventories	88,555,244	65,061,142
Prepaid expenses and other current assets	3,560,039	3,044,153
Deferred income taxes	4,234,735	3,915,079
Total current assets	101,954,985	79,659,105
Furniture, equipment and leasehold improvements - net	45,503,791	37,502,578
Deferred income taxes	2,868,017	1,550,753
Other assets	-	76,960
Total assets	$150,326,793	$118,789,396

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$32,974,917	$18,805,953
Salaries and wages payable	4,446,455	5,080,320
Income taxes payable	1,364,818	825,059
Other accrued expenses	20,333,089	11,831,595
Total current liabilities	59,119,279	36,542,927

Deferred rent	15,260,208	13,136,303
Stockholders’ equity
Preferred stock, $.01 par value:
Authorized shares - 2,000,000 Issued and outstanding shares - none	-	-
Class A Common Stock, $.01 par value:
Authorized shares - 46,000,000 Issued and outstanding shares - 11,890,201 at December 31, 2005 and 11,700,794 at March 31, 2005	118,902	117,008
Class B Common Stock, $.01 par value:
Authorized shares - 2,000,000 Issued and outstanding shares - 1,698,628 at December 31, 2005 and 1,671,571 at March 31, 2005	16,986	16,716
Additional paid-in capital	31,452,525	22,892,519
Retained earnings	44,358,893	46,083,923
Total stockholders’ equity	75,947,306	69,110,166
Total liabilities and stockholders’ equity	$150,326,793	$118,789,396
___________________
The recapitalization plan approved by the Company’s stockholders included the transfer of stock from the Company’s founder to certain members of management with a resulting contribution to capital of approximately $8.2 million. In addition, all share and per share information has been adjusted to reflect the reclassification and stock dividend as discussed in footnote 1.

SPORT CHALET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

The following tables set forth statements of income data and relative percentages of net sales for the nine months ended December 31, 2005 and 2004 (dollar amounts in thousands, except per share amounts).

	Nine months ended December 31,
	2005	2004
Operating activities
Net income (loss)	$(1,725,030)	$5,449,330
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock compensation	8,221,826	-
Depreciation and amortization	6,961,020	5,925,203
(Gain) loss on disposal of furniture, equipment and leasehold improvements	(203,064)	205,094
Deferred income taxes	(1,636,920)	(226,121)
Tax benefit on employee stock options	1,013,896	69,244
Changes in operating assets and liabilities:
Accounts receivable	(2,521,092)	(3,586,076)
Merchandise inventories	(23,494,102)	(21,235,867)
Prepaid expenses and other current assets	(515,886)	(978,925)
Accounts payable	14,168,964	20,546,140
Salaries and wages payable	(633,865)	502,409
Income taxes payable	539,759	1,801,459
Other accrued expenses	8,501,494	6,051,481
Deferred rent	2,123,905	3,396,570
Net cash provided by operating activities	10,800,905	17,919,941

Investing activities
Purchase of furniture, equipment and leasehold improvements	(15,151,038)	(14,165,533)
Proceeds from sale of assets	391,869	-
Other assets	76,960	19,256
Net cash used in investing activities	(14,682,209)	(14,146,277)

Financing activities
Proceeds from bank borrowing	32,218,125	10,700,000
Repayments of bank borrowing	(32,218,125)	(10,700,000)
Proceeds from exercise of stock options	(673,552)	49,273
Net cash provided (used) by financing activities	(673,552)	49,273

Increase (decrease) in cash and cash equivalents	(4,554,856)	3,822,937
Cash and cash equivalents at beginning of period	6,176,689	3,071,648
Cash and cash equivalents at end of period	$1,621,833	$6,894,585

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Income taxes	$3,341,000	$1,998,000
Interest	97,372	101,512

	Nine months ended December 31,

GAAP	2005			2004			Dollar Increase	Percentage Increase
	Amount	Percent		Amount	Percent
Net sales	$253,541	100.0%		$230,270	100.0%		$23,271	10.1%
Gross profit	79,005	31.2%		71,312	31.0%		7,693	10.8%
Selling, general and administrative expenses	77,283	30.5%		61,983	26.9%		15,300	24.7%
Income from operations	1,722	0.7%		9,329	4.1%		(7,607)	(81.5%	)
Interest expense	(189)	(0.1%	)	(237)	(0.1%	)	48	(20.3%	)
Income before taxes	1,533	0.6%		9,092	3.9%		(7,559)	(83.1%	)
Income tax provision	3,258	1.3%		3,643	1.6%		(385)	(10.6%	)
Net income (loss)	(1,725)	(0.7%	)	5,449	2.4%		(7,174)	(131.7%	)

Class A and Class B earnings (loss) per share:
Basic	$(0.13)			$0.41			$(0.54)	(131.7%	)
Diluted	$(0.13)			$0.38			$(0.51)	(134.2%	)

	Nine months ended December 31,

Non-GAAP	2005			2004			Dollar Increase	Percentage Increase
	Amount	Percent		Amount	Percent
Net sales	$253,541	100.0%		$230,270	100.0%		$23,271	10.1%
Gross profit	79,005	31.2%		71,312	31.0%		7,693	10.8%
Selling, general and administrative expenses	68,589	27.1%		61,983	26.9%		6,606	10.7%
Income from operations	10,415	4.1%		9,329	4.1%		1,086	11.6%
Interest expense	(189)	(0.1%	)	(237)	(0.1%	)	48	(20.3%	)
Income before taxes	10,225	4.0%		9,092	3.9%		1,133	12.5%
Income tax provision	4,111	1.6%		3,643	1.6%		468	12.8%
Net income	6,114	2.4%		5,449	2.4%		665	12.2%

Class A and Class B earnings per share:
Basic	$0.45			$0.41			$0.04	9.8%
Diluted	$0.44			$0.38			$0.06	15.8%

Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures:

	Nine months ended December 31, 2005

	GAAP	Adjustments	Non-GAAP

Selling, general and administrative expenses	$77,283	$(8,693)	$68,589
Income from operations	1,722	8,693	10,415
Income before taxes	1,533	8,693	10,225
Income tax provision	3,258	(854)	4,111
Net income (loss)	$(1,725)	$7,839	$6,114

Class A and Class B earning (loss) per share:
Basic	$(0.13)	$0.58	$0.45
Diluted	$(0.13)	$0.56	$0.44